UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2007

FOX PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52721
(Commission File Number)

N/A
(IRS Employer Identification No.)

64 Knightsbridge, London England SW1X 7JF
(Address of principal executive offices and Zip Code)

44-207-590-9630
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 9, 2007, we entered into a subscription agreement with Trius Energy, LLC, a Texas company, pursuant to which we subscribed for 22.5 joint venture units of a joint venture called “Spears Gas Unit 2 Well #1 Project, JV”, representing a 22.5% interest in the joint venture, in consideration for $500,000. The joint venture consists of Trius Energy, LLC’s 72.75% working interest in Spears Gas Unit 2, Well #1, located in the Gomez Field, Pecos County, Texas. Trius Energy, LLC has set a target spud date in late October 2007 for the well.

As a part of the subscription agreement, we also entered into a confidentiality agreement, pursuant to which we agreed to keep confidential information relating to the joint venture which is either non-public, confidential, or proprietary in nature.

The foregoing summary of the terms of the subscription agreement are qualified entirely by reference to the subscription agreement and the exhibits thereto which are attached as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits
10.1	Subscription Agreement between Trius Energy, LLC and our company

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX PETROLEUM INC.

Per: /s/ Alexander Craven

Alexander Craven
Director

Dated: October 17, 2007